UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2006

_________________________

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

__________________________

Delaware	0-21487	13-3904147
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street, New York, NY 10027-4512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 876-4747

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report is filed to amend a report previously filed on April 14, 2006 to include additional information regarding the election of Dr. Samuel J. Daniel and Mr. Robert R. Tarter as members of the Board of Directors of Carver Bancorp, Inc.

Item 5.02(d)	Election of Directors.

At a meeting of the Board held on April 12, 2006, the Board elected Dr. Samuel J. Daniel and Mr. Robert R. Tarter as directors. At the May 9, 2006 meeting of the Board, Dr. Daniel and Mr. Tarter were assigned to Board committees. Dr. Daniel and Mr. Tarter were both assigned to the Nominating/Corporate Governance Committee. Additionally, Dr. Daniel was assigned to the Asset Liability and Interest Rate Risk Committee and Mr. Tarter was assigned to the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARVER BANCORP, INC.
By: /s/ Deborah C. Wright Deborah C. Wright Chairman, President and Chief Executive Officer

Dated: May 12, 2006